Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Repot of Environmental Power Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Jeffrey Macartney, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ R. JEFFREY MACARTNEY

R. Jeffrey Macartney

Chief Financial Officer

August 13, 2003